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                  THE B.F.GOODRICH COMPANY AND SUBSIDIARIES
         EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                      Year Ended
                                                    -------------------------------------------
                                                          1995           1994           1993
                                                    -------------  -------------  -------------
                                                    (Dollars in millions, except per share amounts)
PRIMARY

   Number of Shares:
   ----------------
   Average number of shares outstanding
    (including common stock equivalent shares
    outstanding)                                       26,169,570     25,766,376     25,687,816

   Income:
   -------
   Income from continuing operations                $       118.0  $        65.7  $        15.3
   Dividends on Preferred Stocks                             (4.4)          (8.0)          (8.2)
   Premium on Preferred Stocks redeeemed                     (1.2)           -              -
   Income (loss) from discontinued operations                 -             10.0          113.0
                                                    -------------  -------------  -------------
   Net income (loss) applicable to Common Stock     $       112.4  $        67.7  $       120.1
                                                    =============  =============  =============

   Per Share Amounts:
   ------------------
   Continuing operations                            $        4.30  $        2.24  $        0.28
   Discontinued operations                                    -             0.39           4.40
                                                    -------------  -------------  -------------
   Net income (loss)                                $        4.30  $        2.63  $        4.68
                                                    =============  =============  =============

FULLY DILUTED

   Number of Shares:
   -----------------
   Average number of common shares
    outstanding                                        25,999,724     25,738,110     25,643,172
   Effect of dilutive stock options -
    based on the treasury method using
    last day's market price, if higher
    than average market price                             310,398         28,758         44,713
   Average number of shares of Common
    Stock issuable if Convertible Preferred
    Stock was converted                                       -   (A)        -   (A)  1,999,800
                                                    -------------  -------------  -------------
   Total average number of common and common
    equivalent shares outstanding                      26,310,122     25,766,868     27,687,685
                                                    =============  =============  =============

   Income:
   -------
   Income from continuing operations                $       118.0  $        65.7  $        15.3
   Dividends on Preferred Stocks                             (4.4)          (8.0)          (8.2)
   Restore dividend on Convertible
    Preferred Stock                                           -   (A)        -   (A)        7.7
   Premium on Preferred Stocks redeemed                      (1.2)           -              -
   Restore premium on Preferred Stocks redeemed               -   (A)        -              -
   Income (loss) from discontinued operations                 -             10.0          113.0
                                                    -------------  -------------  -------------
   Net income (loss) applicable to Common Stock     $       112.4  $        67.7  $       127.8
                                                    =============  =============  =============

   Per Share Amounts:
   ------------------
   Continuing operations                            $        4.27  $        2.24  $        0.53
   Discontinued operations                                    -             0.39           4.09
                                                    -------------  -------------  -------------
   Net income (loss)                                $        4.27  $        2.63  $        4.62
                                                    =============  =============  =============





   (A) Anti-Dilutive